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                                  Exhibit 10.15

                         Professional Services Agreement




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                                                                  EXECUTION COPY


                         PROFESSIONAL SERVICES AGREEMENT

                THIS AGREEMENT ("Agreement"), dated as of March 16, 2001, by and among JHW III Management Co., LLC and Golub Associates, LLC (collectively, the "Consultants") and TBM Holdings Inc., a Florida corporation (the "Company").

                WHEREAS, the Company desires to receive financial and management consulting services from the Consultants, and obtain the benefit of the experience of the Consultants in business and financial management generally and their knowledge of the Company's business and financial affairs in particular; and

                WHEREAS, the Consultants desire to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate the Consultants for such services.

                NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Consultants and the Company hereby agree as follows:

                1. Engagement. The Company hereby engages each of the Consultants as a financial and management consultant, and each of the Consultants hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

                2. Services of the Consultants. Each of the Consultants hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board or such management, including but not limited to:

                (a)     corporate strategy;

                (b)     budgeting and forecasts;

                (c)     budgeting of future corporate investments;

                (d)     acquisition and divestiture strategies; and

                (e)     debt and equity financings.


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                3.      Personnel. Each of the Consultants and the Board shall
provide and devote to the performance of this Agreement such partners, members, employees and agents of the Consultants and for such time as the Consultants shall deem appropriate for the furnishing of the services required thereby.

                4. Investment Fee. At the time of any merger, consolidation, reorganization, recapitalization, restructuring, leveraged buyout, business combination or other transaction of the Company or any of its subsidiaries (collectively, an "Organic Transaction"), debt or equity financing or refinancing (collectively, a "Financing") of the Company or any of its subsidiaries, the Company shall collectively pay to the Consultants an investment fee (the "Investment Fee") in immediately available funds in an aggregate amount equal to one percent (1%) of (i) the enterprise value in the case of an Organic Transaction or (ii) the face amount of any Financing (which shall include all committed amounts) paid or payable to one or more of the Company or any of its subsidiaries in the case of a Financing, in each case, up to a maximum of $600,000 per transaction. At the discretion of the Company's Board of Directors, the amount of the Investment Fee may be increased on a transaction by transaction basis if the Consultants provide extraordinary service or value. If this Agreement is terminated pursuant to the terms hereof, the Consultants shall be entitled to a Investment Fee for all transactions consummated prior to termination and all transactions initiated prior to termination and completed within 24 months following the termination of this Agreement.

                5. Management Fee. In respect of the services to be provided hereunder, the Company shall collectively pay to the Consultants an aggregate annual fee of $150,000 (the "Management Fee") payable in cash, quarterly in arrears beginning on January 1, 2002. The fee shall be deemed to begin to accrue as of February 1, 2001. The Company's obligation to pay the Management Fee shall terminate following the consummation of a Qualified Public Offering. For purposes of this Agreement, "Qualified Public Offering" shall mean the underwritten public offering by the Company or any of its subsidiaries of its common stock pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities Act of 1933, as amended (the "Securities Act")) that has been filed under the Securities Act and declared effective by the Commission in which the Company or any of its subsidiaries receives at least $20,000,000 of net cash proceeds with a per share price equal to 3 multiplied by the per share Liquidation Preference (as defined in the Articles of Amendment of the 10% Series B Cumulative Convertible Preferred Stock and 10% Series C Cumulative Redeemable Preferred Stock of the Company) (subject to appropriate adjustments for any dividends, subdivisions, combinations or reclassifications of the common stock); provided, however, that for this purpose any offering under Rule 144A under the Securities Act or any similar rule or regulation promulgated under the Securities Act shall not be deemed to be a Qualified Public Offering.

                6. Payment of Fees. Unless otherwise agreed by the Consultants and unless the Company is jointly notified by the Consultants, all fees payable hereunder by the Company to the Consultants shall be payable one-half to JHW III Management Co., LLC and one-half to Golub Associates, LLC.



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                7.      Expenses. The Company promptly shall reimburse the
Consultants for such reasonable travel expenses and other out-of-pocket fees and expenses as have been or may be incurred by the Consultants, its directors, officers and employees in connection with the rendering of services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings).

                8. Liability. Neither of the Consultants nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of its services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of such Consultant.

                9.      Term.

                (a) This Agreement shall commence on the date first set forth above and shall continue for so long as any of the Consultants or its affiliates, successors or assigns maintain an equity interest in the Company.

                (b) Notwithstanding the foregoing, the Company may terminate this Agreement in the event of a sale of all or substantially all of the assets of the Company or a sale of a majority of the voting stock of the Company in a single transaction or a series of coordinated transactions, only if there are no longer any representatives of either of the Consultants on the Company's Board of Directors.

                (c) On termination of this Agreement, the powers, duties, discretion and/or functions delegated by the Company to the Consultants hereunder shall automatically be withdrawn and revoked.

                10. Confidentiality. Neither of the parties hereto, either during the continuance of this Agreement or after its terminations, shall disclose to any person (except with the written authority of the other party or unless ordered to do so by a court of competent jurisdiction) any information relating to the business, assets, finances or other affairs of a confidential nature of the other party of which it may have become possessed during the period of this Agreement and each party shall use its reasonable endeavors to prevent any such disclosure as aforesaid.

                11. Indemnification. The Company agrees to indemnify and hold harmless the Consultants, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or willful misconduct. In the event of any suit, action, claim or other proceeding, whether pending or threatened, (a "Claim") relating to this Agreement or any of the services to be provided hereunder, and whether or not the Consultants are actually a party thereto, the Company agrees to fund, on an ongoing basis and as incurred, the reasonable costs and expenses incurred by the Consultants in connection with such Claim including, without limitation, all fees incurred investigating,



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preparing and pursuing such Claim (the "Defense Costs"). If, upon final determination of a count of competent jurisdiction, it is determined that the Consultants were not entitled to indemnification hereunder, the Consultants shall repay the Company for any out-of-pocket costs that the Company paid for the Defense Costs.

                12. The Consultants an Independent Contractor. Each of the Consultants and the Company agree that each Consultant shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither of the Consultants nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by a Company.

                13. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

                if to the Company:

                        TBM Holdings Inc.
                        136 Main Street
                        Westport, CT
                        Telecopier:  (203) 227-1050
                        Attention:  William A. Schwartz

                        with a copy to:

                        Levett Rockwood P.C.
                        33 Riverside Avenue
                        Westport, Connecticut  06880
                        Telecopier:  (203) 226-8025
                        Attention:  Cheryl L. Johnson, Esq.
                                    Peter H. Struzzi, Esq.

                if to the Consultants:

                        Whitney III, L.P.
                        177 Broad Street
                        Stamford, Connecticut 06901
                        Telecopier No.:  (203) 975-1422
                        Attention: Mr. David A. Scherl
                                   Mr. Michael C. Salvator



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                and

                        Golub Associates Incorporated
                        555 Madison Avenue, 30th Floor
                        New York, New York 10022
                        Telecopier:  (212) 750-5505
                        Attention:  Mr. Lawrence E. Golub

                        with a copy to:

                        Kirkland & Ellis
                        153 East 53rd Street, 39th Floor
                        New York, NY  10022
                        Telecopier No.:  (212) 446-4900
                        Attention:  Mr. Frederick Tanne, Esq.
                                    Mr. Joshua N. Korff, Esq.

                14. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of the Consultants and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of the Consultants in connection with the subject matter hereof.

                15. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

                16. Assignment. Neither the Consultants nor any Company may assign its rights or obligations under this Agreement without the express written consent of the other.

                17. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

                18. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

                19. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.




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     IN WITNESS WHEREOF, the Consultants and the Company have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                                   TBM HOLDINGS INC.

                                   By: /s/ William A. Schwartz
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                                       Name: William A. Schwartz
                                       Title: President

                                   JHW III MANAGEMENT CO., LLC

                                   By: Whitney Holding, LLC
                                       Its Member

                                   By: /s/ Daniel J. O'Brien
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                                       Name: Daniel J. O'Brien
                                       Title: Managing Member

                                   GOLUB ASSOCIATES, LLC

                                   By: /s/ Lawrence E. Golub
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                                       Name:  Lawrence E. Golub
                                       Title: Manager